Exhibit (a)(3)

Form of Schedule A

Goldman Sachs ETF Trust

As of March 17, 2021

Series of Shares	Date Established

Goldman Sachs Access China Bond ETF	June 4, 2019

Goldman Sachs Access Emerging Markets Local Currency Bond ETF	March 15, 2017

Goldman Sachs Access Emerging Markets USD Bond ETF	March 14, 2018

Goldman Sachs Access High Yield Corporate Bond ETF	March 15, 2017

Goldman Sachs Access Inflation Protected USD Bond ETF	March 14, 2018

Goldman Sachs Access Investment Grade Corporate 1-5 Year Bond ETF	June 4, 2019

Goldman Sachs Access Investment Grade Corporate 10+ Year Bond ETF	June 4, 2019

Goldman Sachs Access Investment Grade Corporate Bond ETF	March 15, 2017

Goldman Sachs Access Investment Grade Floating Rate ETF	September 20, 2018

Goldman Sachs Access Total Bond Market ETF	June 4, 2019

Goldman Sachs Access Treasury 0-1 Year ETF	April 12, 2016

Goldman Sachs Access Ultra Short Bond ETF	September 20, 2018

Goldman Sachs Access U.S. Aggregate Bond ETF	June 21, 2019

Goldman Sachs Access U.S. Treasury Bond ETF	June 4, 2019

Goldman Sachs ActiveBeta® International Equity ETF	April 16, 2015

Goldman Sachs ActiveBeta® Emerging Markets Equity ETF	April 16, 2015

Goldman Sachs ActiveBeta® Europe Equity ETF	April 16, 2015

Goldman Sachs ActiveBeta® Japan Equity ETF	April 16, 2015

Goldman Sachs ActiveBeta® U.S. Large Cap Equity ETF	April 16, 2015

Goldman Sachs ActiveBeta® U.S. Low Vol Plus Equity ETF	February 19, 2020

Goldman Sachs ActiveBeta® U.S. Small Cap Equity ETF	April 16, 2015

Goldman Sachs Energy Infrastructure Enhanced ETF	December 18, 2019

Goldman Sachs Equal Weight U.S. Large Cap Equity ETF	March 15, 2017

Goldman Sachs Future Consumer Equity ETF	March 17, 2021

Goldman Sachs Future Health Care Equity ETF	March 17, 2021

Goldman Sachs Future Planet Equity ETF	January 21, 2021

Goldman Sachs Future Tech Leaders Equity ETF	December 2, 2020

Goldman Sachs Hedge Industry VIP ETF	July 23, 2015

Goldman Sachs Innovate Equity ETF	February 19, 2020

Goldman Sachs JUST U.S. Large Cap Equity ETF	December 8, 2017

Goldman Sachs MarketBeta Emerging Markets Equity ETF	June 4, 2019

Goldman Sachs MarketBeta International Equity ETF	June 4, 2019

Goldman Sachs MarketBeta International Small Cap Equity ETF	June 4, 2019

Goldman Sachs MarketBeta U.S. Equity ETF	June 4, 2019